Exhibit 99.2

Allied Motion Technologies, Inc.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112
Phone: 303 799—8520
Fax: 303 799—8521

PRESS RELEASE

Release: April 28, 2003

Contact: Richard Smith or Sue Chiarmonte

FOR IMMEDIATE RELEASE	Stock Symbol: AMOT (NASDAQ—Small Cap Market)

ALLIED MOTION REPORTS PROFITS FOR SECOND QUARTER

DENVER, COLORADO   — Allied Motion Technologies, Inc. (NASDAQ: AMOT) (formerly Hathaway Corporation) today announced it achieved income from continuing operations for the second quarter of $302,000 or $.06 per diluted share compared to income of $23,000 or $.00 per diluted share for the same period last year.  Revenues for the quarter ended June 30, 2003 were $9,736,000 compared to $3,804,000 last year. This year’s revenues for the second quarter include revenues from Motor Products Corporation, which was acquired in July 2002.

For the first six months of the year, the Company recognized income from continuing operations of $153,000 or $.03 per diluted share compared to a loss from continuing operations of $104,000 or $.02 per share for the first six months last year.  Included in the current six month’s continuing operating results is a pre-tax restructuring charge of $140,000.  Revenues for the six months ended June 30, 2003 were $18,912,000 compared to $7,855,000 last year.  This year’s six months revenues include revenues from Motor Products.  Backlog at June 30, 2003 was $14,057,000.

In March 2003, the Company finalized the sale of its Calibrator Business completing the divestiture of the Company’s Power and Process segment.  Due to a writedown of the carrying value of the Calibrator Business to its estimated fair value at September 30, 2002, there was no gain or loss recorded on the finalization of the sale.  The results from discontinued operations for the second quarter were zero compared to a loss of $433,000 for the same period last year.  For the first six months, results from discontinued operations were zero compared to income of $1,000 for the first six months last year.

Net income for the second quarter was $302,000 or $.06 per diluted share compared to a net loss of $410,000 or $.09 per diluted share for the second quarter last year.  Net income for the six months ended June 30, 2003 was $153,000 or $.03 per diluted share compared to a net loss of $103,000 or $.02 per share for the six months ended June 30, 2002.

“We are very pleased with the results for the second quarter,” commented Dick Smith, CEO of Allied Motion. “We continue to set our expectations high and are optimistic that we will achieve our overall goals for the year.  Subsequent to the transformation of the Company to a single focused motion control business, we have, and will continue to concentrate on building the foundation that will be necessary for us to achieve our long-term goals for growth in sales and profitability.  Concurrently, we continue to actively pursue new acquisition opportunities to further our expansion into the motion industry.”

Dick Warzala, President of Allied Motion, added, “We continue to exhibit a stable level of sales and maintain our emphasis on internal cost reductions to improve our bottom line.  Backlog at June 30, 2003 is up over 3% compared to December 31, 2002 and up 10% over June 30, 2002, on a proforma basis including Motor Products.  We are continuing with our restructuring of the motion business which we expect to be substantially complete by the end of the third quarter.  When completed, we will have reduced our administrative overheads and improved the utilization of our production facilities.  We are optimistic that the reductions from seven separate operations to three facilities and the continued implementation of our lean manufacturing initiatives will substantially improve the performance within all of our existing operations.”

Headquartered in Denver, Colorado, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors.  With subsidiaries in the United States and United Kingdom, Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

The statements in this press release and in the Company’s July 28, 2003 conference call that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements.  The risks and uncertainties include international, national and local general business and economic conditions in the Company’s markets, introduction of new technologies, products and competitors, success in making acquisitions of motion control businesses, the ability to protect the Company’s intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, the continued success of the Company’s customers to allow the Company to realize revenues from its order backlog and to support the Company’s expected delivery schedules, the continued viability of the Company’s customers and their ability to adapt to changing technology and product demand, the ability of the Company to meet the technical specifications of its customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company’s products and services, changes in government regulations, availability of financing, the ability of the Company’s lenders and financial institutions to provide additional funds if needed for operations or for making future acquisitions and the ability to attract and retain qualified personnel who can design new applications and products for the motion industry.  The Company’s ability to compete in this market depends upon its capacity to anticipate the need for new products, and to continue to design and market those products to meet customers’ needs in a competitive world.  Actual results, events and performance may differ materially.  Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results.  The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.

ALLIED MOTION TECHOLOGIES, INC.

FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
HIGHLIGHTS OF OPERATING RESULTS	2003	2002	2003	2002
Revenue from continuing operations	$9,736	$3,804	$18,912	$7,855

Income (loss) before income taxes from continuing operations	$466	$20	$221	$(161)
(Provision) benefit for income taxes	(164)	3	(68)	57
Income (loss) from continuing operations	302	23	153	(104)

(Loss) income from discontinued operations	—	(433)	—	1
Net income (loss)	$302	$(410)	$153	$(103)

PER SHARE AMOUNTS:
Diluted income (loss) per share from continuing operations	$.06	$0.00	$.03	$(.02)
Diluted loss per share from discontinued operations	—	(.09)	—	—
Diluted income (loss) per share	$.06	$(.09)	$.03	$(.02)
Diluted weighted average common shares	4,885	4,669	4,882	4,666

	June 30,	December 31,
CONDENSED BALANCE SHEETS	2003	2002
Assets
Current Assets:
Cash	$1,386	$1,955
Current assets of segment held for sale	—	684
Trade receivables, inventories, and other current assets	11,533	11,537
Total Current Assets	12,919	14,176

Property, plant and equipment, net	6,369	6,431
Goodwill and intangible assets	7,595	7,741
Total Assets	$26,883	$28,348

Liabilities and Stockholders’ Investment
Current Liabilities:
Current liabilities of segment held for sale	—$	$535
Debt obligations	3,583	4,133
Accounts payable and other current liabilities	4,962	5,650
Total Current Liabilities	8,545	10,318

Long term liabilities	3,149	3,053
Total Liabilities	11,694	13,371

Stockholders’ Investment	15,189	14,977
Total Liabilities and Stockholders’ Investment	$26,883	$28,348